UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 29, 2015 (April 28, 2015)

MAIDEN HOLDINGS, LTD.
 (Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation)	001-34042 (Commission File Number)	98-0570192 (IRS Employer Identification No.)

131 Front Street, Hamilton HM12, Bermuda

(Address of principal executive offices and zip code)

(441) 298-4900
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

(a) The 2015 Annual General Meeting of Shareholders of the Company was held on April 28, 2015.

(b) Matters voted on at the meeting and the number of votes cast:

1. To elect five directors to the Board of Directors of Maiden Holdings, Ltd. to serve until the 2016 Annual General Meeting of Shareholders or until their successors have been duly elected or appointed and qualified:

Name	Votes For	Withheld	Broker Non-Vote
Barry D. Zyskind	53,806,625	3,809,927	7,164,722
Simcha G. Lyons	52,435,109	5,181,443	7,164,722
Raymond M. Neff	56,136,304	1,480,248	7,164,722
Yehuda L. Neuberger	51,820,484	5,796,068	7,164,722
Steven H. Nigro	56,057,454	1,559,098	7,164,722

2. To elect five directors to the Board of Directors of Maiden Reinsurance Ltd. to serve until the 2016 Annual General Meeting of Shareholders or until their successors have been duly elected or appointed and qualified:

Name	Votes For	Withheld	Broker Non-Vote
Patrick J. Haveron	57,358,944	257,608	7,164,722
David A. Lamneck	57,357,553	258,999	7,164,722
Lawrence F. Metz	57,358,573	257,979	7,164,722
Arturo M. Raschbaum	57,356,732	259,820	7,164,722
Karen L. Schmitt	56,943,718	672,834	7,164,722

3. To elect five directors to the Board of Directors of Maiden Global Holdings, Ltd. to serve until the 2016 Annual General Meeting of Shareholders or until their successors have been duly elected or appointed and qualified:

Name	Votes For	Withheld	Broker Non-Vote
Patrick J. Haveron	57,358,266	258,286	7,164,722
Lawrence F. Metz	57,356,090	260,462	7,164,722
Arturo M. Raschbaum	57,356,155	260,397	7,164,722
Maxwell F. Reid	57,362,769	253,783	7,164,722
Karen L. Schmitt	56,981,883	673,468	7,125,923

4. To ratify the selections of BDO USA, LLP to serve as the Company's and Maiden Global Holdings, Ltd.'s independent registered public accounting firm for the year ending December 31, 2015, and Arthur Morris and Company Limited as Maiden Reinsurance Ltd.'s independent registered public accounting firm for the year ending December 31, 2015:

Voted For	Voted Against	Abstain	Broker Non-Vote
64,643,285	65,474	33,306	39,209

Item 8.01	Other Events.

On April 28, 2015, the Company issued a press release announcing the following quarterly dividends:

	Dividend per Share	Payable on:	Record date:
Common shares	$0.13	July 15, 2015	July 1, 2015
Preference shares - Series A	$0.515625	June 15, 2015	June 1, 2015
Preference shares - Series B	$0.90625	June 15, 2015	June 1, 2015

 A copy of the press release is hereby filed with the Commission and incorporated by reference herein as Exhibit 99.1.
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 29, 2015	MAIDEN HOLDINGS, LTD.

	By:	/s/ Lawrence F. Metz
Lawrence F. Metz
Senior Vice President, General Counsel and Secretary

Exhibit 99.1
PRESS RELEASE

Maiden Holdings Announces Dividends on Common Shares and Preference Shares

HAMILTON, Bermuda, April 28, 2015 (GLOBE NEWSWIRE) -- Maiden Holdings, Ltd. (Nasdaq:MHLD) today announced that its Board of Directors approved a quarterly cash dividend of $0.13 per share of common stock. The dividend will be payable on July 15, 2015 to shareholders of record as of July 1, 2015.
Maiden's Board of Directors also approved a cash dividend on its Series A 8.25% Non-Cumulative Preference Shares of $0.515625 per Preference Share. The dividend will be payable on June 15, 2015 to shareholders of record as of June 1, 2015.
Additionally, Maiden's Board of Directors approved a cash dividend on its Series B 7.25% Mandatory Convertible Preference Shares of $0.90625 per Preference Share. The dividend will be payable on June 15, 2015 to shareholders of record as of June 1, 2015.

About Maiden Holdings, Ltd.
Maiden Holdings, Ltd. is a Bermuda-based holding company formed in 2007. Through its subsidiaries, which are each A- rated (excellent) by A.M. Best, the Company is focused on providing non-catastrophic, customized reinsurance products and services to small and mid-size insurance companies in the United States and Europe. As of December 31, 2014, Maiden had $5.2 billion in assets and shareholders' equity of $1.2 billion.
The Maiden Holdings, Ltd. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5006

CONTACT:
Noah Fields, Vice President, Investor Relations
Maiden Holdings, Ltd.
Phone: 441.298.4927
E-mail: nfields@maiden.bm